LETTER FROM WEINBERG & COMPANY., P.A.

                                                                    EXHIBIT 16.2

April 19, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         RE:   KEYNOTE ACQUISITION CORPORATION
               FILE REF. NO. 000-28523
               --------------------------------

We were previously the independent accountant for Keynote Acquisition Corporation and, under the date of December 16, 1999 we reported on the consolidated financial statements of Keynote Acquisition Corporation as of October 31, 1999 and for the period from March 24, 1999 (inception) to October 31, 1999. On April 18, 2000 we were notified that our relationship as independent accountants was terminated. We have read Keynote Acquisition Corporation's statements included under Item 4 of its Form 8-K dated April 19, 2000, and we agree with such statements.


                                          Very truly yours,


                                          /s/ WEINBERG & COMPANY, P.A.
                                          --------------------------------------
                                              Weinberg & Company., P.A.
                                              Certified Public Accountants


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